Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SINGULAR GENOMICS SYSTEMS, INC.

ARTICLE I

OFFICES

SECTION 1.1. Registered Offices; Other Offices. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington and County of New Castle. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders shall be held on such date as may be determined by resolution of the Board of Directors; provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these Bylaws.

SECTION 2.2. Special Meeting. A special meeting of the stockholders may be called by the Board of Directors or by such officers or persons as the Board of Directors may designate.

SECTION 2.3. Place of Stockholder Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation.

SECTION 2.4. Notice of Meetings. Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting or in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation’s property, business or assets not less than twenty (20) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

When a meeting is adjourned to another time or place in accordance with Section 2.5 of these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.5. Quorum and Adjourned Meetings. Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person or represented by proxy at such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

SECTION 2.6. Fixing of Record Date.

(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.7. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.8. Voting. Unless otherwise provided by the Corporation’s Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

SECTION 2.9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

SECTION 2.11. Informal Action of Stockholders. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such section.

SECTION 2.12. Organization. Such person as the Board of Directors may designate or, in the absence of such a designation, the President of the Corporation, if there shall be one, or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of such meeting. In the absence of the secretary of the Corporation, the chairman of the meeting shall appoint a person to serve as secretary at the meeting.

ARTICLE III

DIRECTORS

SECTION 3.1. Number and Tenure of Directors. The Board of Directors of the Corporation shall consist of no less than one (1) and no more than eight (8) directors at any time, which number may be determined by the Board of Directors from time to time. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.9 of these Bylaws. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation.

SECTION 3.2. Election of Directors. Directors shall be elected at the annual meeting of stockholders. In all elections for directors, every stockholder entitled to vote shall have the right to vote the number of shares owned by such stockholder for each director to be elected, unless otherwise provided in the Certificate of Incorporation, as the same may be from time to time amended.

SECTION 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and in such place as shall from time to time be determined by the Board of Directors.

SECTION 3.4. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following each annual meeting of the stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided that a quorum shall be present. In the event that such meeting is not held immediately following an annual meeting of the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

SECTION 3.5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or at least one-half of the number of directors constituting the whole Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.6. Notice of Special Meetings of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given at least two (2) days previous thereto by written notice to each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including electronic mail, facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.

SECTION 3.7. Quorum. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.8. Voting. The vote of the majority of the total number of directors then in office shall be the act of the Board of Directors, unless the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation requires a vote of a greater number.

SECTION 3.9. Vacancies. Vacancies in the Board of Directors shall be filled by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. As long as there is more than one class of common stock issued and outstanding, any vacancy shall be filled in the manner set forth in the Certificate of Incorporation of the Corporation, as the same may be from time to time amended. Any directors elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

SECTION 3.10. Removal of Directors. A director, or the entire Board of Directors, may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 3.11. Informal Action of Directors. Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 3.12. Participation by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.12 shall constitute presence in person at such meeting.

ARTICLE IV

WAIVER OF NOTICE

SECTION 4.1. Written Waiver of Notice. A written waiver of any required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4.2. Attendance as Waiver of Notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

COMMITTEES

SECTION 5.1. General Provisions. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint any alternate member of such committee to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant to Section 253 of the Delaware General Corporation Law.

ARTICLE VI

OFFICERS

SECTION 6.1. General Provisions. The Board of Directors may elect a President and a Treasurer of the Corporation, and shall elect a Vice President and Secretary of the Corporation. The Board of Directors may also elect such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 6.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders (or action by written consent of stockholders in lieu of an annual meeting of stockholders). If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.3 of these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.

SECTION 6.4. The President. The President, if there shall be one, shall have the active management of the business of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Board of Directors may from time to time prescribe.

SECTION 6.5. The Chairman of the Board. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the Board of Directors. The Chairman of the Board shall perform such duties as may be assigned to the Chairman of the Board by the Board of Directors.

SECTION 6.6. The Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6.7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereof in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 6.8. The Treasurer. The Treasurer, if there shall be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, if there shall be one, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 6.9. Executive Officers. The “Executive Officers” of the Corporation shall be such persons as are designated as such by the Board of Directors and shall include, but not be limited to, a President. Additional Executive Officers may be appointed by the Board of Directors from time to time.

SECTION 6.10. Appointment of Executive Officers. The Executive Officers of the Corporation shall be chosen by the Board, subject to the rights, if any, of an Executive Officer under any contract of employment.

SECTION 6.11. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 6.12. Compensation. The Board of Directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 7.1. Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President, or Vice President, and by the Secretary or Treasurer of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

SECTION 7.2. Signatures of Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 7.3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares. No transfer of stock shall be valid as against the Corporation for any purposes until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 7.4. Lost, Destroyed or Stolen Certificates. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon, the Corporation shall issue to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.

ARTICLE VIII

DIVIDENDS

SECTION 8.1. Dividends. The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided by law.

ARTICLE IX

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 9.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 9.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 9.3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.4. Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

ARTICLE X

AMENDMENTS

SECTION 10.1. Amendments. These Bylaws may be adopted, amended or repealed by the Corporation’s Board of Directors and or stockholders; provided that no amendment made by the stockholders may be amended or repealed by the Corporation’s Board of Directors without stockholder approval.

ARTICLE XI

INDEMNIFICATION AND ADVANCEMENT

SECTION 11.1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 11.3, the Corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or Executive Officer of the Corporation, or, while a director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 11.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 11.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or Executive Officer of the Corporation, or, while a director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper..

SECTION 11.3. Authorization of Indemnification. Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or Executive Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 11.1 or Section 11.2, as the case may be. Such determination shall be made, with respect to a person who is a director or Executive Officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and Executive Officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or Executive Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 11.1 or Section 11.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 11.4. Good Faith Defined. For purposes of any determination under Section 11.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 11.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 11.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 11.1 or 11.2, as the case may be.

SECTION 11.5. Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 11.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 11.1 or 11.2 of this Article XI is not paid in full by the Corporation within (i) ninety (90) days after a written claim for indemnification has been received by the Corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 11.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.

SECTION 11.6. Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or Executive Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or Executive Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI.

SECTION 11.7. Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 11.11, indemnification of the persons specified in Sections 11.1 and 11.2 shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in Section 11.1 or 11.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

SECTION 11.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, Executive Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, Executive Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI.

SECTION 11.9. Certain Definitions. For purposes of this Article XI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XI. Any reference to an officer of the Corporation in this Article XI shall be deemed to refer exclusively to the Executive Officers and any other officer appointed as such pursuant to and in accordance with Article VI of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article XI.

SECTION 11.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or Executive Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11.11. Limitation on Indemnification. Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 11.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 11.5 or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

SECTION 11.12. Contract Rights. The obligations of the Corporation under this Article XI to indemnify, and advance expenses to, a person who is or was a director or Executive Officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article XI shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.